Exhibit 99

News Release

STANDEX INTERNATIONAL CORPORATION ● SALEM, NH 03079 ● TEL (603) 893-9701 ● FAX (603) 893-7324 ● WEB www.standex.com

STANDEX INTERNATIONAL TERMINATES PROPOSED TOROTEL, INC. ACQUISITION

SALEM, NH – April 1, 2020 – Standex International Corporation (“Standex”) (NYSE:SXI) today announced that it has exercised its right to terminate the proposed acquisition of Torotel, Inc. (OTC:TTLO) announced on December 2, 2019.

“We are disappointed to terminate our previously proposed acquisition of Torotel. While Torotel’s complementary capabilities are a strong strategic fit to our existing high reliability magnetics portfolio, all conditions necessary to complete the transaction were not met by the contractual end date of March 31, 2020,” commented President and Chief Executive Officer David Dunbar.

“Going forward, we will continue to focus our efforts on leveraging Standex’s core strengths to further drive profitable growth supported by a strong balance sheet and financial position,” concluded Dunbar.

About Standex

Standex International Corporation is a multi-industry manufacturer in five broad business segments: Engraving, Electronics, Engineering Technologies, Hydraulics, and Food Service Equipment with operations in the United States, Europe, Canada, Japan, Singapore, Mexico, Brazil, Turkey, South Africa, India and China. For additional information, visit the Company's website at http://standex.com/.

Contacts:

Standex

Ademir Sarcevic, CFO

(603) 893-9701

E-mail : InvestorRelations@Standex.com